UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Effective December 31, 2004, S. Carl Soderstrom, Jr., resigned from the position of Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. Until a new chief financial officer has been named, Rakesh Sachdev, Vice President and Controller, ArvinMeritor’s principal accounting officer, will oversee financial functions. Mr. Sachdev, 48, has been in his current position since August 2003. Prior to that time, he served ArvinMeritor as Vice President and General Manager, Worldwide Braking Systems from December 2000 to July 2003, and as Vice President and General Manager, Worldwide Trailer Products from July 2000 to December 2000. He served Meritor Automotive, Inc. as Vice President and General Manager, Worldwide Trailer Products from February 1999 to July 2000. Mr. Sachdev entered into an employment letter with ArvinMeritor in 2003, which is the same form of agreement entered into by all officers of ArvinMeritor. A form of this agreement is filed as Exhibit 10-a to ArvinMeritor’s Current Report on Form 8-K, filed with the Commission on December 21, 2004, and the terms are described under the heading “Agreements with Named Executive Officers” in ArvinMeritor’s proxy statement for its 2004 Annual Meeting of Shareowners, which is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: January 3, 2005